Exhibit 14(b)

APPENDIX A

BlackRock Funds III Money Market Funds	Maximum 12b-1 Fee	Administration Fee		Maximum Shareholder Servicing Fee[1]		Maximum Processing Fee[1]	Minimum Investment		Maximum Initial Sales Charge/CDSC	Conversion Features/ Exchange Privileges
a. BlackRock Cash Funds:
Institutional
SL Agency Share Class	None	0.02%		None		None		$100 million	None	None

b. BlackRock Cash Funds:
Treasury
Institutional Class Capital Share Class Premium Class Select Class SL Agency Share Class Trust Class	None None None None None None	0.05 0.07 0.10 0.15 0.02 0.38	% % % % % %	0.05 0.07 0.10 0.15 None 0.25	% % % % %	None None None None None 0.13%	$ $ $ $ $ $	100 million 25 million 10 million 1 million 100 million 100,000	None None None None None None	None None None None None None

[1]	All shareholder servicing fees and processing fees will be paid by the Funds’ administrator; so shareholders will not bear any of these fees in addition to the administration fee.

APPENDIX B

Each non-Money Market Fund of BlackRock Funds III may offer the following classes of shares: Investor A Shares; Investor C Shares; Investor P Shares; Service Shares; Institutional Shares; Class R Shares; Class K Shares; and Class G Shares.

Investor A Shares

Investor A Shares shall be available for purchase through securities brokers, dealers or financial institutions or through a Fund’s transfer agent, subject to restrictions described in its prospectus.

Investor A Shares shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in the Fund’s prospectus. When the aggregate offering price of Investor A Shares of the Funds purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus.

Investor A Shares of a Fund shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to a Fund’s distributor and/or to BlackRock Fund Advisors, BlackRock Advisors, LLC or any of their affiliates (collectively, “BlackRock Advisors”) primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to brokers, dealers, other financial institutions or other industry professionals (collectively, “Selling Agents”) for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. A Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor A Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to brokers, dealers, other financial institutions or other industry professionals (including BlackRock Advisors) (collectively, “Service Agents”) for general shareholder liaison services.

Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Investor A Shares have exclusive voting rights on any matter submitted to shareholders that relates solely to its account maintenance/service fees or ongoing distribution fees, as may be applicable, except that Investor C Shares shareholders may vote on certain changes to the ongoing fees paid by Investor A Shares. Investor A Shares shall have separate voting rights on any matter submitted to shareholders in which its interests differ from the interests of any other class of shares.

Investor C Shares

Investor C Shares shall be available for purchase through securities brokers, dealers or financial institutions or through a Fund’s transfer agent, subject to restrictions described in their prospectus. Investor C Shares are not available in accounts opened or held directly with a Fund that do not have a financial intermediary associated with the account. Investor C Shares generally shall be subject to a contingent deferred sales charge at the rates (and subject to the reductions and exemptions) described in their prospectus.

Investor C Shares shall bear the expense of distribution, shareholder servicing and administration fees described in a Fund’s prospectus, if any.

Distribution fees shall be payable to a Fund’s distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. A Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor C Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Administration fees shall be payable to a Fund’s administrator for supervising a Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Approximately ten years after purchase, Investor C Shares of a Fund will convert automatically into Investor A Shares of such Fund (the “Investor C 10-Year Conversion”). It is the financial intermediary’s responsibility to ensure that the shareholder is credited with the proper holding period. As of November 8, 2018 (the “Effective Date”), certain financial intermediaries, including group retirement recordkeeping platforms, may not have been tracking such holding periods and therefore may not be able to process such conversions. In such instances, Investor C Shares held as of the Effective Date will automatically convert to Investor A Shares approximately ten years after the Effective Date.

In addition, accounts that do not have a financial intermediary associated with them are not eligible to hold Investor C Shares, and any Investor C Shares held in such accounts will be automatically converted to Investor A Shares (the “Investor C Direct Accounts Conversion” and together with the Investor C 10-Year Conversion, the “Investor C Conversions”).

The Investor C Conversions will occur on the basis of the relative net asset value of the shares of the two applicable classes on the conversion date, without the imposition of any sales load, fee or other charge. Shares acquired through reinvestment of dividends on Investor C Shares will also convert automatically to Investor A Shares.

Investor C Shares have exclusive voting rights on any matter submitted to shareholders that relates solely to its account maintenance/service fees or ongoing distribution fees, as may be applicable. Investor C Shares shall have separate voting rights on any matter submitted to shareholders in which its interests differ from the interests of any other class of shares.

Investor P Shares

Investor P Shares shall be available for purchase only through registered representatives of an insurance company’s broker-dealer that has entered into an agreement with a Fund’s distributor to offer such shares and are subject to an initial sales charge.

Investor P Shares shall be subject to a front-end sales charge at the rates (and subject to the reductions and exemptions) described in the Fund’s prospectus. When the aggregate offering price of Investor P Shares of the Funds purchased by an investor qualifies the investor to purchase such shares without paying a front-end sales charge, a contingent deferred sales charge may be imposed at the rates (and subject to the reductions and exemptions) described in the prospectus.

Investor P Shares of a Fund shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to a Fund’s distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. A Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Investor P Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to the financial intermediary for providing support services to their customers who own Investor P Shares of a Fund.

Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Investor P Shares have exclusive voting rights on any matter submitted to shareholders that relates solely to its account maintenance/service fees or ongoing distribution fees, as may be applicable. Investor P Shares shall have separate voting rights on any matter submitted to shareholders in which its interests differ from the interests of any other class of shares.

Service Shares

Service Shares shall be available for purchase by institutions which act on behalf of their customers maintaining accounts with such institutions and which provide their customers with certain shareholder services, subject to restrictions described in the applicable prospectus. Service Shares shall also be available to investors acquiring Service Shares in connection with certain business combinations (“Direct Service Investors”) and investors that participate in certain asset allocation programs described in the prospectus. Service Shares of a Fund shall not be subject to a sales charge.

Service Shares of a Fund shall bear the expense of shareholder servicing fees described in the prospectus, if any.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

The Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Service Shares out of its past profits or any sources which are available to it.

Service Shares have exclusive voting rights on any matter submitted to shareholders that relates solely to its account maintenance/service fees or ongoing distribution fees, as may be applicable. Service Shares shall have separate voting rights on any matter submitted to shareholders in which its interests differ from the interests of any other class of shares.

Institutional Shares

Institutional Shares shall be available from the distributor for purchase by institutional investors, individuals and others meeting certain minimum investment and other requirements described in the prospectus. Institutional Shares shall also be available for purchase through financial intermediaries that have entered into an agreement with the distributor to offer such shares on a platform that charges a transaction-based sales commission outside of a Fund. Institutional Shares shall not be subject to a sales charge or a separate fee payable pursuant to any distribution plan or shareholder servicing plan. A Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Institutional Shares out of its past profits or any sources which are available to it.

Institutional Shares shall bear the expense of administration fees described in the prospectus, if any. Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Institutional Shares have exclusive voting rights on any matter submitted to shareholders that relates solely to its account maintenance/service fees or ongoing distribution fees, as may be applicable. Institutional Shares shall have separate voting rights on any matter submitted to shareholders in which its interests differ from the interests of any other class of shares.

Class R Shares

Class R Shares shall be available for purchase only through certain retirement plans, subject to restrictions described in their prospectus. Class R Shares of a Fund shall not be subject to a sales charge.

Class R Shares of a Fund shall bear the expense of distribution, shareholder servicing and administration fees described in the prospectus, if any.

Distribution fees shall be payable to a Fund’s distributor and/or to BlackRock Advisors primarily: (i) to compensate the distributor for distribution and sales support services and to reimburse the distributor for related expenses, including payments to Selling Agents for sales support services; and (ii) to compensate BlackRock Advisors for sales support services and to reimburse BlackRock Advisors for related expenses, including payments to Selling Agents for sales support services. A Fund’s distributor, BlackRock Advisors and other parties may each make payments without limitation as to amount in connection with distribution or sales support activities relating to Class R Shares out of its past profits or any additional sources (other than distribution fees) which are available to it.

Shareholder servicing fees shall be payable to Service Agents for general shareholder liaison services.

Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Class R Shares have exclusive voting rights on any matter submitted to shareholders that relates solely to its account maintenance/service fees or ongoing distribution fees, as may be applicable. Class R Shares shall have separate voting rights on any matter submitted to shareholders in which its interests differ from the interests of any other class of shares.

Class K Shares

Class K Shares shall be available only to (i) certain employee benefit plans, such as health savings accounts, and certain employer-sponsored retirement plans (not including SEP IRAs, SIMPLE IRAs and SARSEPs), (ii) collective trust funds, investment companies and other pooled investment vehicles, each of which may purchase shares of a Fund through a financial professional or selected securities dealer, broker, investment adviser, service provider or industry professional (including BlackRock Advisors and its affiliates) (each a “Financial Intermediary”) that has entered into an agreement with a Fund’s distributor to purchase such shares, (iii) “Institutional Investors,” which include, but are not limited to, endowments, foundations, family offices, banks and bank trusts, local, city, and state governmental institutions, corporations and insurance company separate accounts, each of which may purchase shares of a Fund through a Financial Intermediary that has entered into an agreement with the Fund’s distributor to purchase such shares, (iv) fee-based advisory platforms of a Financial Intermediary that (a) has specifically acknowledged in a written agreement with the Fund’s distributor and/or its affiliate(s) that the Financial Intermediary shall offer such shares to fee-based advisory clients through an omnibus account held at a Fund or (b) transacts in a Fund’s shares through another intermediary that has executed such an agreement and (v) any other investors who met the eligibility criteria for BlackRock Shares or Class K Shares prior to August 15, 2016 and have continually held Class K Shares of the Fund in the same account since August 15, 2016.

Class K Shares of a Fund are also available to employees, officers and directors/trustees of BlackRock, Inc. and of mutual funds sponsored and advised by BlackRock Advisors and immediate family members of such persons, if they open an account directly with BlackRock Advisors. Class K Shares are not subject to sales charges or distribution fees.

Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Class K Shares have exclusive voting rights on any matter submitted to shareholders that relates solely to its account maintenance/service fees or ongoing distribution fees, as may be applicable. Class K Shares shall have separate voting rights on any matter submitted to shareholders in which its interests differ from the interests of any other class of shares.

Class G Shares

Class G Shares shall be available only to investors on eligible platforms. Eligible platforms are those where clients invest in a Fund through a single omnibus account in the name of a financial intermediary that meets an initial investment minimum of $2.5 billion. For clients investing through such eligible platforms, a Fund does not impose investment minimums on any individual investor.

Administration fees shall be payable to a Fund’s administrator for supervising the Fund’s administrative operations and providing certain other administrative services reasonably necessary for the operation of the Fund. A Fund’s administrator may also pay third parties to provide such services.

Class G Shares have exclusive voting rights on any matter submitted to shareholders that relates solely to its account maintenance/service fees or ongoing distribution fees, as may be applicable. Class G Shares shall have separate voting rights on any matter submitted to shareholders in which its interests differ from the interests of any other class of shares.

Amended as of June 22, 2020

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